Schedule A

to the November 20, 2012 Investment Advisory Agreement

Dated as of January 31, 2013*

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
Domestic Dividend
WisdomTree U.S. Total Dividend Fund	0.28%
WisdomTree U.S. High Dividend Fund	0.38%
WisdomTree U.S. LargeCap Dividend Fund	0.28%
WisdomTree U.S. Dividend ex-Financials Fund	0.38%
WisdomTree U.S. MidCap Dividend Fund	0.38%
WisdomTree U.S. SmallCap Dividend Fund	0.38%

Domestic Earnings
WisdomTree U.S. Total Earnings Fund	0.28%
WisdomTree U.S. Earnings 500 Fund	0.28%
WisdomTree U.S. MidCap Earnings Fund	0.38%
WisdomTree U.S. SmallCap Earnings Fund	0.38%
WisdomTree U.S. Quality Shareholder Yield Fund (formerly, WisdomTree U.S. LargeCap Value Fund)	0.38%

Developed World ex-US
WisdomTree International Equity Fund	0.48%
WisdomTree International High Dividend Fund	0.58%
WisdomTree International LargeCap Dividend Fund	0.48%
WisdomTree International MidCap Dividend Fund	0.58%
WisdomTree International SmallCap Dividend Fund	0.58%
WisdomTree International Dividend ex-Financials Fund	0.58%
WisdomTree Europe SmallCap Dividend Fund	0.58%
WisdomTree Japan Hedged Equity Fund	0.48%
WisdomTree Japan SmallCap Dividend Fund	0.58%
WisdomTree Australia Dividend Fund	0.58%
WisdomTree Europe Hedged Equity Fund	0.58%

Global/Global ex-US
WisdomTree High Dividend Fund	0.58%
WisdomTree Global ex-US Quality Dividend Growth Fund	0.58%
WisdomTree Global ex-US Real Estate Fund	0.58%
WisdomTree Asia Pacific ex-Japan Fund	0.48%

Emerging/Frontier Markets
WisdomTree Emerging Markets Equity Income Fund	0.63%
WisdomTree Emerging Markets SmallCap Dividend Fund	0.63%
WisdomTree India Earnings Fund	0.83%

WisdomTree Middle East Dividend Fund	0.88%
WisdomTree China ex-State-Owned Enterprises Fund	0.63%

Emerging Markets Currency
WisdomTree Emerging Currency Strategy Fund	0.55%
WisdomTree Brazilian Real Strategy Fund	0.45%
WisdomTree Chinese Yuan Strategy Fund	0.45%

Emerging Markets Fixed Income
WisdomTree Emerging Markets Local Debt Fund	0.55%
WisdomTree Asia Local Debt Fund	0.55%
WisdomTree Emerging Markets Corporate Bond Fund	0.60%

Alternative Funds
WisdomTree Managed Futures Strategy Fund	0.75%

*	Updated December 18, 2017

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:		By:
	Name: Jonathan Steinberg		Name: Stuart Bell
	Title: President		Title: Chief Operating Officer